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                                                                 EXHIBIT 10(d)10

                                   [GRAPHICS]
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                                                                 EXHIBIT 10(d)10

                           PURCHASE PROGRAM AGREEMENT

                                    RECITALS

                                                               Dealor Lot Number
                                                               -----------------

RECITALS

WHEREAS, Credit Acceptance Corporation ("Credit Acceptance") is an indirect consumer finance company that accepts assignment of Contracts;

WHEREAS ____________________________________________________________(hereinafter
"Dealer") is a automobile dealership licensed to sell motor vehicles and/or light trucks to consumers at the sales location stated at the end of this Agreement. As part of the Dealer's business it regularly sells vehicles to consumers on credit.

WHEREAS, Dealer desires to sell Contracts to Credit Acceptance under the terms and conditions of this Agreement.

WHEREAS, Credit Acceptance agrees to purchase Contracts submitted in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the parties agree as follows

                                    ARTICLE 1

DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless otherwise stated, shall have the following meanings:

"ACTUAL CASH VALUE" means the net cash value, with no over allowance, of the vehicle traded in by Obligor as Down Payment towards the purchase of a Financed Vehicle.

"AGREEMENT" means this Purchase Program Agreement whereby Dealer can sell Contracts to Credit Acceptance.

"CAPS" refers to any Internet based credit approval processing system that Credit Acceptance may make available to Dealer.

"CONFIDENTIAL INFORMATION" means all confidential and/or secret information concerning Credit Acceptance including, but not limited to, this Agreement, the Program, Credit Acceptance Property, Documentation, customer lists, dealer lists, obligor personal identifiable information, and all information developed by and/or for Credit Acceptance and/or its affiliates, whether now owned or hereafter obtained, concerning plans, marketing and sales methods, information systems and Internet processes (including CAPS), customer relationships, materials, and procedures utilized by Credit Acceptance and/or its affiliates, business forms, costs, prices, suppliers, information concerning past, present or future contractors, representatives and past, present and/or future customers of Credit Acceptance and/or its affiliates, plans for development of new or existing products, services and expansion into new areas or markets, internal operations and any variations, trade secrets, proprietary information and other confidential information of any type together with all written, graphic, video and other materials relating to all or any part of the same. Confidential Information shall not include any information (a) which has been published or became part of the public domain other than by acts or omissions of the Dealer in violation of this Agreement, (b) was in the possession of the Dealer at the time of disclosure to Credit Acceptance, (c) was received by Dealer from a third party who had a lawful right to disclose such information, (d) was independently developed by Dealer, or (e) is required by applicable law, rule, regulation or order to be disclosed to a third party. To the extent that the Dealer is compelled to disclose Confidential Information to a third party, it agrees to provide Credit Acceptance reasonable notice of the pending disclosure so that Credit Acceptance can take any action it deems necessary and appropriate with respect to the disclosure.

"CONTRACT" means a retail installment or conditional sales contract, promissory note, and security agreement that evidence an Obligors agreement to purchase a Financed Vehicle over time.

"CONTRACT FILES" means all writings, including, but not limited to, an executed copy of the Contract, credit application, privacy disclosure, discount disclosure and all documents used to establish Obligor's proof of residency, proof of employment or proof of insurance; and all other documents required by Credit Acceptance relating to the sale, purchase and financing of a Financed Vehicle.

"CREDIT ACCEPTANCE PROPERTY" means all tangible and intangible property owned by Credit Acceptance, including, but not limited to Company names, trademarks and copyrighted material including names, logos, slogans and service marks, Documentation, signs, brochures, posters or other tangible or intangible property relating to the Program, whether registered or unregistered. CREDIT ACCEPTANCE WE CHANGE LIVES! (and Design); WE CHANGE LIVES!; the Check Box Design; and ASK OTTO (and Design) are registered service marks owned by Credit Acceptance Corporation. ASK ABOUT OUR GUARANTEED CREDIT APPROVAL (and Design), and OTTO (and Design) marks, are trademarks or service marks owned by Credit Acceptance Corporation.

"DOCUMENTATION" means all operational and procedural literature created and offered by Credit Acceptance that relates to or affects the Program, (including all CAPS screen shots and other CAPS content) and shall include all updates, new releases, improvements or derivative works provided to Dealer from time to time.

(C)2007 Credit Acceptance Corporation
All Rights Reserved
March 2007



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                                                                 EXHIBIT 10(d)10

"DOWN PAYMENT" means the amount of "cash" plus the Actual Cash Value of any "trade" paid by an Obligor with respect to the purchase of a Financed Vehicle.

"EFFECTIVE DATE" means the execution date of this Agreement as written on the signature page hereof.

"FINANCED VEHICLE" means an automobile or light truck, together with all accessions thereto, securing an Obligor's indebtedness under a Contract.

"OBLIGOR" means the purchaser or the co-purchaser of a Financed Vehicle or any other Person who owes payments under the Contract.

"PROGRAM" means the financing program offered by Credit Acceptance to Dealers whereby Dealers can offer financing to consumers with limited access to credit.

"PURCHASED CONTRACT" means a Contract that Credit Acceptance has purchased from Dealer in accordance with the terms and conditions of this Agreement.

"PURCHASE PRICE" means the amount of money that Credit Acceptance will pay for a Contract from time to time.

"QUALIFYING CONTRACT" means a Contract that meets the following specifications:

(i) it has not been rescinded; is not in default; is owned by Dealer free and clear of all liens, claims, options, encumbrances and security interests (other than the security interest in favor of Credit Acceptance) and is in all other respects to the best of the Dealer's knowledge a valid, binding and enforceable obligation of the Obligor at the time the Contract is to be assigned to Credit Acceptance;

(ii) it complied at the time it was originated or made, and is currently in compliance in all respects, with all requirements of applicable federal, state and local laws and regulations thereunder, including, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson - Moss Warranty Act, Gramm-Leach-Bliley Act, Title V, The Patriot Act, Federal Reserve Board Regulations B, M and Z, state adaptations of the National Consumer Act, the Uniform Commercial Code and of the Uniform Consumer Credit Code and any other consumer credit or equal opportunity disclosure;

(iii) that the Dealer has used its best efforts to make certain that the identity of the Obligor is accurate;

(iv) Dealer has taken all the steps required by law to enable the Obligor to register and title the Financed Vehicle in his/her name, and has taken all the steps necessary to insure that Credit Acceptance has a first and prior perfected security interest in the Financed Vehicle securing the performance of the Obligor under the Contract;

(v) Dealer verified at delivery the Financed Vehicle was adequately insured with a policy or policies covering damages, destruction, and theft and such policies name Credit Acceptance as a loss payee;

(vi) Dealer has delivered the motor vehicle and the motor vehicle satisfied all warranties, express or implied, made to the Obligor; and

(vii) all amounts to be paid by the Obligor at the time of closing have in fact been paid and the Down Payment disclosed on the credit application and Contract are consistent and the Down Payment is made in accordance with Section 4.01 (a) of this Agreement.

(viii) Dealer has not made any charge, including documentary or processing charges, which Dealer does not make in a cash transaction other than amounts disclosed as finance charges, insurance and filing fees or other costs paid to public officials to perfect Credit Acceptance's lien in a Financed Vehicle.

                                   ARTICLE II

SUBMISSION OF CONTRACTS

2.01 PROCEDURES

(a) Dealer may submit Contracts to Credit Acceptance for purchase under the terms of this Agreement. Submission of such a Contract to Credit Acceptance constitutes a representation and warranty by Dealer that such Contract complies with the terms and conditions of this Agreement. Dealer acknowledges that Credit Acceptance in under no obligation to purchase any Contract at any time and may discontinue purchasing Contracts at any time at Credit Acceptance's sole discretion.

(b) If Credit Acceptance issues an approval number with respect to a Contract, Dealer shall deliver the Contract Files to Credit Acceptance and assign such Contract and Dealer's security interest in the Financed Vehicle to Credit Acceptance. Upon the request of Credit Acceptance, Dealer will furnish Credit Acceptance with any additional powers of attorney and other documents that Credit Acceptance deems necessary or appropriate to enable Credit Acceptance to further perfect its interests in a Purchased Contract or Financed Vehicle.

(C)2007 Credit Acceptance Corporation
All Rights Reserved
March 2007



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                                                                 EXHIBIT 10(d)10

Absent Default as set forth in Article V, the assignment is without recourse to the general assets of Dealer. Dealer is not a guarantor of a Contract that has been assigned to Credit Acceptance. As such, Dealer is not entitled to receive any statutory notices concerning Credit Acceptance's collection of a Contract, such as a post repossession notice (Uniform Commercial Code) or any other statutory notice.

(c) Credit Acceptance's issuance of an approval number shall not be deemed to be acceptance of a Contract for purchase hereunder. Acceptance of a Contract shall occur only at such time as Credit Acceptance receives and approves the related Contract Files and delivers the Purchase Price in accordance with Article III of this Agreement.

(d) If Credit Acceptance purchases a Contract it shall be deemed a Purchased Contract under this Agreement and property of Credit Acceptance. Credit Acceptance is hereby authorized and empowered to endorse Dealer's name on any payments made payable to Dealer provided that payment relates to a Purchased Contract. Credit Acceptance is also authorized to execute and deliver, in Credit Acceptance's own name, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Purchased Contract or to the Financed Vehicles.

(e) Upon early termination of a Purchased Contract, Dealer understands that the Obligor may be entitled to a refund of an amount equal to the unused portion of any premium collected by Dealer or otherwise received by Dealer in connection with the sale of any ancillary product, including GAP products, property insurance, credit life and credit life accident and health insurance, and warranty or service contracts. Any refund will be calculated in accordance with the product policy or as required by applicable law. Dealer will pay any refund in its possession to Credit Acceptance or Obligor as directed by Credit Acceptance.

(f) Dealer understands that a factor in determining the Purchase Price offered by Credit Acceptance as set forth in Section 3.01 is, among other things, the historical collection performance of all Contracts ever assigned to Credit Acceptance under this Agreement, or any other agreement it has with Credit Acceptance. As such, Dealer is encouraged to monitor the collection performance of the Contracts and to communicate information to Credit Acceptance, including location information on Obligors, to the extent that Dealer believes that the information will assist Credit Acceptance in the collection of a Purchased Contract.

(g) If an Obligor makes any payments due under a Contract to Dealer after the Contract has been purchased by Credit Acceptance under this Agreement, Dealer will immediately notify Credit Acceptance that the payment was received and shall immediately forward the payment to Credit Acceptance.

                                   ARTICLE III

PURCHASE PRICE

3.01 PURCHASE OF CONTRACTS

(a) If Credit Acceptance approves a Contract in accordance with the provisions of Section 2.01 of this Agreement, Credit Acceptance will pay the Dealer the Purchase Price, said Purchase Price determined by the applicable funding program in use and offered by Credit Acceptance to Dealer at the time the Contract is submitted to Credit Acceptance.

(b) Dealer acknowledges that the Purchase Price encompasses the entire payment it is to receive from Credit Acceptance for the purchase of a Contract. Once Credit Acceptance tenders the Purchase Price to Dealer, the Contract shall become a Purchased Contract and all the Dealers rights, title and interests in the Contract and the Financed Vehicle become the exclusive property of Credit Acceptance.

                                   ARTICLE IV

DEALER REPRESENTATIONS

4.01 DEALER REPRESENTATIONS AND WARRANTIES

Dealer makes the following representations on which Credit Acceptance is relying in entering into this Agreement with Dealer, and each request by Dealer to Credit Acceptance to purchase a Contract under Agreement will act as a reaffirmation that each Contract is a Qualifying Contract and the following representations:

(a) DOWN PAYMENT. Dealer understands that the amount of Down Payment paid by the Obligor is an integral element of the Program and that Dealer must not misrepresent the amount of the Down Payment paid by the Obligor in connection with the purchase of a Financed Vehicle. To the extent that Dealer accepts a vehicle in trade towards, in whole or in part, the Obligor's Down Payment, Dealer agrees to apply only the Actual Cash Value of that vehicle to the trade in amount. Dealer agrees to disclose on credit applications any and all rebates and source of Down Payment, if known by Dealer. Dealer warrants not to purchase any item, transfer funds, include any post dated checks, rebates, side notes or installment notes to Obligor for use as Down Payment or for any other reason related to purchase, and that the Down Payment has been collected in full prior to assignment to Credit Acceptance;

(b) ORGANIZATION IN GOOD STANDING. Dealer is duly organized and is validly existing as a legal entity (corporation, partnership, sole

(C)2007 Credit Acceptance Corporation
All Rights Reserved
March 2007



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                                                                 EXHIBIT 10(d)10

proprietor, LLC, etc.) and is in good standing under the laws of the state in which it operates, with full power and authority to own its properties and to conduct its business, and had at all relevant times, and shall have power, authority, and legal right to execute and sell Contracts to Credit Acceptance. Dealer is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification. The individual signing this Agreement on behalf of Dealer has the power and authority to execute and deliver this Agreement and to carry out its terms and the execution on behalf of Dealer;

(c) BINDING OBLIGATIONS. This Agreement constitutes a legal, valid, and binding obligation of Dealer enforceable in accordance with its terms;

(d) BROKERS AND FINDERS. Before submitting any Contract to Credit Acceptance, Dealer will disclose to Credit Acceptance any agreement it has to pay any brokerage fees, agent commissions, finders fees, or "bird dog" fees in connection with the transactions contemplated herein; and

(e) NON-RELIANCE. Dealer has independently and without reliance upon Credit Acceptance, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the financial condition and creditworthiness of each Obligor and made its own decision to enter into a Contract with such Obligor.

                                    ARTICLE V

TERM, TERMINATION, AND DEFAULT

5.01 TERM

This Agreement shall remain in effect from the Effective Date until terminated in accordance with the terms set forth below.

5.02 TERMINATION BY DEALER OR CREDIT ACCEPTANCE

The Dealer can cease submitting Contracts to Credit Acceptance at any time. Credit Acceptance may terminate this Agreement with respect to acceptance of all future Contracts at any time.

5.03 DEFAULT

Dealer understands the importance of assigning only those Contracts to Credit Acceptance that are in compliance with applicable law and are otherwise in compliance with the terms and conditions of this Agreement. To the extent that Credit Acceptance discovers that a Contract assigned to Credit Acceptance violates applicable law or violates a terms of this Agreement, Dealer, within 30 days after notice of the violation by Credit Acceptance, shall cure the violation. If the violation cannot be cured as a matter of law; or if the Dealer does not cure the violation within 30 days notice; Dealer agrees to repurchase the subject Contract from Credit Acceptance. If Dealer is required to repurchase a Contract in accordance with this Section 5.03, the following shall occur:

(a)  Dealer shall

     (i) Pay Credit Acceptance a $500 termination fee plus one of the following amounts:

          a. For a pre-computed Contract, the gross balance then owing on the Contract, including any amount advanced to purchase insurance or to the otherwise preserve the Financed Vehicle or Credit Acceptance's interest therein because the Obligor has failed to perform all of his, her or its obligations under the Contract, less the amount of any unearned finance charges or, insurance premium, calculated as provided in the Contract through the date of payment by Dealer.

          b. For a Simple Interest Contract, the amount then owed by the Obligor under the Contract, which amount shall equal the then unpaid principal balance, including any amount added to the principal balance because Credit Acceptance has purchased insurance or expended funds to preserve the Financed Vehicle or Credit Acceptance's interest therein because the Obligor has failed to perform all of his, her or its obligations under the Contract, plus any accrued but unpaid interest through the date of payment by Dealer, less the amount of any unearned insurance premium.

     (ii) Reimburse Credit Acceptance for any collection or repossession expenses, including the return of customer payments and payment of attorney's fees in connection with a Contract to be repurchased by Dealer.

(b) Credit Acceptance will, upon receipt of all amounts due under this Section 5.03, re-assign the Contract to Dealer and will execute the necessary documentation transferring Credit Acceptance's lien in the Financed Vehicle to Dealer.

(c) Dealer agrees to defend, indemnify, protect, save, keep, and hold Credit Acceptance and its affiliates, and their respective shareholders, directors, officers, employees, representatives, agents, servants, successors and assigns harmless from and against any and all, claims, losses, liabilities, damages, injuries, costs, expenses, attorneys' fees, court costs and other amounts arising out of or resulting from any collection or servicing activities on any Contracts that take place by any party other than Credit Acceptance after the Contracts have been re-assigned to Dealer in accordance with this Section 5.03.

(C)2007 Credit Acceptance Corporation
All Rights Reserved
March 2007

                                                                 EXHIBIT 10(d)10

5.04 EFFECT OF TERMINATION

Sections 2.01 (e) and (g); 5.03 and Article VI shall survive termination of this Agreement.

                                   ARTICLE VI

MISCELLANEOUS PROVISIONS

6.01 GOVERNING LAW

This Agreement shall be construed in accordance with the laws of the State of Michigan and the obligations, rights, and remedies of the parties under this Agreement shall be determined in accordance with such laws.

6.02 NOTICES

All demands, notices, and communications under this Agreement shall be in writing, personally delivered or mailed by first-class mail. Notices to Dealer shall be sent to the corporate address specified on the last page of this Agreement. Notices to Credit Acceptance shall be sent to the following address:
Credit Acceptance, Attention Dealer Notices, P.O. Box 5070, Southfield, MI 48086-5070. Either party may change this address upon written notice to the other party. All notices shall be deemed received on the fifth day following deposit with the U.S. Mail, certified or registered, postage pre-paid and addressed as set forth in this Section 6.02.

6.03 SEVERABILITY OF PROVISIONS; UNENFORCEABILITY

If any one or more of the provisions of this Agreement shall be for any reason whatsoever held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement or the rights of the Dealer or Credit Acceptance. If for any reason a court determines that any part of any of the provisions of this Agreement is unreasonable in scope or otherwise unenforceable, such provision(s) will be deemed modified and fully enforceable, as so modified, to the extent determined by the court to be reasonable under the circumstances.

6.04 CONFIDENTIALITY

Except as required for Dealer to conduct its regular daily business with Credit Acceptance, Dealer shall not at anytime, disclose, disseminate, transfer and/or use, or permit anyone else to disclose, disseminate, transfer and/or use, any Confidential Information of Credit Acceptance. Dealer acknowledges that the Confidential Information of Credit Acceptance is valuable, special and unique to Credit Acceptance's business and on which such business depends, and is proprietary to Credit Acceptance and its affiliates, and that Credit Acceptance has protected and wishes to continue to protect the Confidential Information by keeping it secret and confidential for the sole use and benefit of Credit Acceptance and its affiliates. Upon termination of this Agreement without the necessity of any request from Credit Acceptance, or at any other time Credit Acceptance may in writing so request, Dealer shall promptly deliver to Credit Acceptance all materials concerning any Confidential Information, copies thereof and any other materials of Credit Acceptance and/or its affiliates which are in Dealer's possession or under Dealer's control, and Dealer shall not make or retain any copy, draft or extract thereof which has been made at any time. The obligations of Dealer under this Section 6.04 shall survive the termination (for any reason) or breach of this Agreement. Dealer agrees that Credit Acceptance shall be entitled, as a matter of law, without the need to prove irreparable injury, to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any violation or threatened violation of this Section 6.04 by Dealer.

6.05 INDEMNIFICATION

(a) Dealer will defend, indemnify, and hold harmless Credit Acceptance from and against any and all costs, expenses, losses, damages, claims and liabilities (including attorneys' fees, and all expenses of litigation) arising out of or resulting from:

          (i) any claims by the Obligor with respect to the condition or operation of the Financed Vehicle and the purchase thereof; and the preparation of the Contract assigned to Credit Acceptance;

          (ii) any breach of any of the representations, warranties or agreements made by Dealer in this Agreement;

          (iii) any taxes that are the obligation of Dealer that may at any time be asserted against Credit Acceptance with respect to the transactions contemplated herein (other than taxes measured by the net income of Credit Acceptance), including, without limitation any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes; and

          (iv) if any insurance or extended service or warranty agreement written in connection with any Contract is canceled and any unearned or returned premium or charge is refunded to the Obligor by Dealer or credited to Obligor by Dealer, Dealer agrees to pay the same amount to Credit Acceptance.

(C)2007 Credit Acceptance Corporation
All Rights Reserved
March 2007


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                                                                 EXHIBIT 10(d)10

(b) In the event that any claim, action, proceeding or lawsuit is brought against Dealer that seeks damages from Dealer based upon allegations that relate solely to the negligence of Credit Acceptance in the collection of a Contract, Credit Acceptance will defend, indemnify, and hold harmless Dealer from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable attorney fees, arising out of or resulting from that claim, action, proceeding or lawsuit. Dealer shall promptly notify Credit Acceptance in writing of such claim or threatened claim. Notice should be sent to the address contained in this Agreement. Credit Acceptance shall have complete control of the defense of said lawsuit and can, at its sole discretion, negotiate any settlement. Dealer shall have the right to be represented by counsel of its choice, at its own expense. Dealer shall not be entitled to any exemplary or punitive damages from or against Credit Acceptance.

6.06 ARBITRATION

Any disputes and differences arising between the parties in connection with or relating to this Agreement or the parties relationship with respect hereto shall be settled and finally determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted by three arbitrators, one of whom shall be selected by Dealer, one selected by Credit Acceptance and the third by the two arbitrators so selected. Each party shall notify the other party of the arbitrators selected by it within 30 days of a written request from one party to the other for arbitration. In the event either party shall fail to select an arbitrator or fail to notify the other party of the arbitrator that it has selected within such time period, the arbitrator so selected by the other party shall select a second arbitrator. The decision and award of the arbitrators shall be in writing, and shall be final and binding upon the parties hereto. Judgment upon the award may be entered in any court having jurisdiction thereof or any application may be made to such court for judicial acceptance of or award in order of enforcement, as the case may be. Claims brought by Credit Acceptance will be arbitrated in the state where Dealer is located. Claims brought by Dealer shall be brought in Oakland County Michigan. Notwithstanding the foregoing, Credit Acceptance shall be entitled to seek equitable relief under
Section 6.04 of this Agreement, in any court of record in the state where the Dealer is located.

6.07 RIGHTS CUMULATIVE / WAIVER/FORCE MAJEURE

All rights and remedies from time to time conferred upon or reserved to Credit Acceptance are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Neither Credit Acceptance nor the Dealer shall be responsible for any failure to perform its obligations under this Agreement due to causes beyond its reasonable control, including but not limited to acts of God, war, riot, terrorism, acts of civil or military authorities, fire, floods or accidents.

6.08 USAGE OF TERMS

With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; and the term "including" means "including without limitation".

6.09 ASSIGNMENT

This Agreement shall inure to the benefit of Credit Acceptance and the Dealer and each of their permitted successors and assigns. Notwithstanding anything in this Agreement to the contrary, the Dealer may not assign its rights under this Agreement without the prior written consent of Credit Acceptance.

6.10 MERGER OR CONSOLIDATION OF CREDIT ACCEPTANCE

Any corporation into which Credit Acceptance may be merged or consolidated; which may result from any merger, conversion, or consolidation to which Credit Acceptance shall be a party; or which may succeed to the business of Credit Acceptance, shall be the successor to this Agreement without any further act on the part of any of the parties to this Agreement.

6.11 AUDIT

Dealer agrees to allow Credit Acceptance or its designee access, during regular business hours, but no more than once in any one calendar year, to audit Dealer's internal records relating to Contracts assigned to Credit Acceptance under this Agreement, including individual deal jackets, recap sheets, general ledger, bank statements, cash receipt books and journals, repair order, reconditioning reports and any other documents deemed necessary by Credit Acceptance for use in conducting its audit.

6.12 NO FRANCHISE

Nothing in this Agreement is intended to grant or grants to Dealer any right to offer, sell or distribute any products or services in the name of or on behalf of Credit Acceptance. Dealer is free to sell cars on cash or credit and to sell or assign the corresponding retail installment contract to any Person of its choice.

(C)2007 Credit Acceptance Corporation
All Rights Reserved
March 2007

                                                                 EXHIBIT 10(d)10

6.13 ANNOUNCEMENTS, TRADE MARKS, SERVICE MARKS, COPYRIGHT AND ADVERTISING

Dealer will not issue any external announcements, press releases or advertising, whether verbal or written, in any way pertaining to the subject matter of this Agreement without first obtaining the prior written consent of Credit Acceptance. Neither Dealer nor Credit Acceptance shall use or refer to any name, mark, symbol or other trade identity of the other in any advertisement, press release or other communication without first obtaining the prior written consent of the other. Credit Acceptance hereby grants Dealer a non-exclusive, non-transferable right to use Credit Acceptance Property in the form and manner approved by Credit Acceptance. Dealer agrees to permit representatives of Credit Acceptance onto Dealer's premises during regular business hours to inspect Dealer's use of Credit Acceptance Property. Dealer agrees to not copy, modify, lease, license, sublicense, sell, assign, distribute, disclose or transfer Credit Acceptance Property, in whole or in part. Dealer shall not create any derivative work from, or adaptations of Credit Acceptance Property. Dealer will not apply to register any name, which includes Credit Acceptance Property as an Internet domain name without Credit Acceptance's written approval. Dealer agrees to change or discontinue the use of any Credit Acceptance Property upon request by Credit Acceptance. In the event that this Agreement is terminated; or if the Dealer ceases doing business; or at Credit Acceptance's request; Dealer agrees to immediately cease use of all Credit Acceptance Property in the operation of its business. Furthermore, Dealer agrees not to use, either directly or indirectly, any marks or symbols that are confusingly similar to Credit Acceptance Property in a manner that Credit Acceptance believes will confuse or deceive the public.

6.14 WAIVER OF JURY TRIAL

In the event that Section 6.06 is found unenforceable, Dealer and Credit Acceptance after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waives any right they may have to a trial by jury in any litigation based upon or arising out of this Agreement or any course of conduct, dealing, statements (whether oral or written), or actions of Dealer or Credit Acceptance. Dealer shall not seek to consolidate, by counterclaim or otherwise any such action in which a jury trial cannot be or has not been waived.

6.15 CONTRACT FORMS AND CALCULATIONS

Credit Acceptance may make available to Dealer state specific blank contract forms for each state in which Dealer operates. Dealer accepts these blank contract forms without warranty of any kind whatsoever from Credit Acceptance, including the implied warranty of merchantability. Dealer should satisfy itself that the blank contract forms and the computational information it places in the blank contract forms is accurate and in compliance with all applicable laws. If Dealer desires to use blank contract forms supplied by a different source, it must first receive written authorization from Credit Acceptance.

6.16 INFORMATION SECURITY

Dealer and Credit Acceptance each shall implement and maintain physical, electronic, and procedural safeguards as may be required from time to time to protect all information and data relating to the Obligors. Such safeguards shall, at a minimum, comply with applicable federal, state and local laws and regulations.

6.17 INDEPENDENCE

Notwithstanding any provision to the contrary elsewhere in this Agreement, Credit Acceptance is acting as an independent contractor, and shall have no duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with Dealer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist with respect to Credit Acceptance. Furthermore, Dealer, including without limitation, its employees and salespersons, have not represented to the public that it is an agent of Credit Acceptance; Credit Acceptance expressly disclaims any implied agency relationship with Dealer.

6.18 COMPLETE AGREEMENT

This Agreement contains the complete agreement of the parties with respect to the purchase of Contracts and is intended to supersede and replace any other agreements (whether written or oral), with respect to the purchase of Contracts. Unless otherwise stated herein, this Agreement may not be altered or amended without the written consent of both parties.

(C)2007 Credit Acceptance Corporation
All Rights Reserved
March 2007

                                                                 EXHIBIT 10(d)10

                  [Rest of this page intentionally left blank]

(C)2007 Credit Acceptance Corporation
All Rights Reserved
March 2007

(C)2007 Credit Acceptance Corporation
All Rights Reserved
March 2007

(C)2007 Credit Acceptance Corporation
All Rights Reserved
February 2007

                                                                 EXHIBIT 10(d)10

                                                               DEALER LOT NUMBER
                                                                      70J
                                                               -----------------

EFFECTIVE DATE: ______________________________________

SECTION 1 (TO BE COMPLETED BY CREDIT ACCEPTANCE)
CREDIT ACCEPTANCE CORPORATION

By: _______________________________________________

Its: _______________________________________________
            (Title)

SECTION 2 (TO BE COMPLETED BY DEALER)

(Dealership
Legal Name):  David Williams

(D/B/A) or Assumed Name:  Select Auto Sales

By: ______________________________________________
                    (Signature)

By: ______________________________________________
                     (Print)

Its: _____________________________________________
                    (Title)

SECTION 3 (TO BE COMPLETED BY DEALER)
DEALERSHIP'S SALES LOCATION

STREET ADDRESS: ________________________________________________________________

________________________________________________________________________________

CITY: __________________________ STATE: _________________ ZIP: _________________

SECTION 4 (TO BE COMPLETED BY DEALER)
DEALERSHIP'S CORPORATE ADDRESS
[ ] CHECK IF SAME AS SALES LOCATION

STREET ADDRESS: ________________________________________________________________

________________________________________________________________________________

CITY: __________________________ STATE: _________________ ZIP: _________________

(C)2007 Credit Acceptance Corporation
All Rights Reserved
March 2007